EXHIBIT INDEX

Exhibit 8.3

ESCRITÓRIO CENTRAL - SÃO PAULO
Rua da Consolação, 247, 4 º andar
01301-903 São Paulo, SP, Brasil
Tel. 55 11 3150-7000 · Fax 55 11 3150-7071
mmso@mmso.com.br
www.machadomeyer.com.br

 BRASÍLIA · RIO DE JANEIRO · SALVADOR · PORTO ALEGRE · BELO HORIZONTE · NITERÓI · FORTALEZA · NOVA IORQUE

August 24, 2005

To:

Companhia Siderúrgica de Tubarão
Av. Brigadeiro Eduardo Gomes, 930
Serra, Espírito Santo - ES

Ladies and Gentlemen,

We have acted as Brazilian counsel to Companhia Siderúrgica de Tubarão ("CST") with regard to a proposed merger of 100% of its shares by Companhia Siderúrgica Belgo-Mineira ("Belgo") ("Merger of Shares") and the related filing on August 24, 2005 of a Registration Statement on Form F-4 ("CST Form F-4") with the US Securities and Exchange Commission in connection with the issuance of shares by Belgo under the Merger of Shares.

We hereby confirm that the discussion set forth in the CST Form F-4 under the caption "Material Tax Considerations - Brazilian Tax Considerations", insofar constitute a summary of Brazilian law and is our opinion on the matters referred to therein based on Brazilian law currently in force.

We hereby consent to the filing of this opinion as an exhibit to the CST Form F-4 and to the reference to our name under the above-mentioned captions of the CST Form F-4.

Very truly yours,

/s/ Machado, Meyer, Sendacz e Opice Advogados
Machado, Meyer, Sendacz e Opice Advogados